Exhibit 99.1

Virtu Financial Announces Agreement to Sell BondPoint to Intercontinental Exchange

NEW YORK, NY — October 24, 2017 — Virtu Financial, Inc. (NASDAQ: VIRT) a leading technology-enabled market maker and liquidity provider to the global financial markets, today announced it has entered into a definitive agreement to sell Virtu’s fixed income trading venue, BondPoint, to Intercontinental Exchange (NYSE: ICE).  The transaction is expected to be completed in the first quarter of 2018, and the closing is subject to applicable regulatory reviews and approvals.  Virtu will provide further details on its third quarter earnings call on November 7, 2017.

BondPoint is a leading provider of electronic fixed income trading solutions for the buy-side and sell-side offering access to centralized liquidity and automated trade execution services through its ATS, linking more than 500 financial services firms.

Under the terms of the agreement, Virtu will receive $400 million in cash upon the close of the transaction, the net after-tax proceeds of which will be used to repay a portion of Virtu’s outstanding term loan.

Douglas A. Cifu, Chief Executive Officer of Virtu, remarked, “The management team of BondPoint has done an extraordinary job over the years creating a leading franchise in credit trading.  After a thorough analysis, we concluded that BondPoint is a unique asset better suited to operate outside of Virtu’s core operations.” Mr. Cifu continued, “Following a competitive process, ICE distinguished itself as a strong and stable global organization that could provide the best home for BondPoint, its customers, and its employees.”

Advisors

Jefferies LLC is acting as financial advisor to Virtu with Paul, Weiss, Rifkind, Wharton & Garrison LLP serving as Virtu’s legal counsel.

About Virtu Financial, Inc.

Virtu is a leading financial firm that leverages cutting edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to our clients. As a market maker, Virtu provides deep liquidity that helps to create more efficient markets around the world. Our market structure expertise, broad diversification, and execution technology enables us to provide competitive bids and offers in over 19,000 securities, at over 235 venues, in 36 countries worldwide.  Please visit www.virtu.com for more information.

Forward-Looking Statements

Statements made in this release, which are not historical facts, including statements about Virtu’s plans, projected financial results and liquidity, strategies, focus, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for Virtu’s ongoing obligations under the U.S. federal securities laws, Virtu undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in expectation of results of operations and liquidity; changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after this release. Such forward-looking statements include, without limitation, Virtu’s beliefs, expectations, guidance, focus and/or plans regarding future events. Actual results may differ materially from such forward-looking statements for a number of reasons, including as a result of the risks described and other items in Virtu’s filings with the SEC, including Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2017. Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to the parties being unable to successfully consummate the transaction. Factors other than those referred to above could also cause Virtu’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Virtu’s websites or other websites referenced herein shall not be incorporated by reference into this release.

Investor Contact:

Andrew Smith

investor_relations@virtu.com

(212) 418-0195

Media Contact:

media@virtu.com